Exhibit 3.1.12

ARTICLES OF INCORPORATION

OF

JOHN BROWN BROADCASTING, INC.

The undersigned natural person of the age of eighteen (18) years or more, acting as an incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for such corporation:

ARTICLE I

NAME

The name of the corporation is JOHN BROWN BROADCASTING, INC.

ARTICLE II

DURATION

The period of its duration is perpetual.

ARTICLE III

PURPOSE

The purpose or purposes for which this corporation is organized, subject to the provisions of Part Four of the Texas Miscellaneous Corporation Law Act, are: to buy, sell, lease and deal in services, personal property and real property of every nature and description, and to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act; and in addition to and without limiting the generality of the foregoing, to engage in the business of radio broadcasting, including the acquisition of all real and personal property, by lease or ownership, necessary or useful in the operation of a radio station; to solicit advertising and news for dissemination; and to transact any and all other business properly incidential to or connected with the purposes or objects herein set forth.

ARTICLE IV

SHARES

The aggregate number of shares which the corporation has authority to issue is One Hundred Thousand (100,000) shares of One Dollar ($1.00) par value. The shares are designated as common stock and have identical rights and privileges in every respect.

ARTICLE V

DENIAL OF PRE-EMPTIVE RIGHTS

No shareholder of the corporation or other person shall have any pre-emptive right to purchase or subscribe to any shares of any class or any notes, debentures, options, warrants or other securities, now or hereafter authorized.

ARTICLE VI

NON-CUMULATIVE VOTING

Directors shall be elected by majority vote. No shareholder of this corporation shall have the right to cumulate his votes.

ARTICLE VII

COMMENCEMENT OF BUSINESS

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

ARTICLE VIII

REGISTERED OFFICE AND AGENT

The post office address of the initial registered office of the corporation is 1700 Mercantile Dallas Building, Dallas, Texas 75201, and the name of its initial registered agent at William A. French III.

ARTICLE IX

INITIAL DIRECTORS

The number of directors constituting the initial Board of Directors is thirteen (13) and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successor or successors are elected and qualified are:

Dr. John E. Brown, Jr.	John Brown University Siloam Springs, Arkansas 72761

Dr. John E. Brown, III.	John Brown University Siloam Springs, Arkansas 72761

William H. Bell	Rogers and Bell P. O. Box 3209 Tulsa, Oklahoma 74101

Clinton H. Fowler	Radion Station KGER P. O. Box 7126 Long Beach, California 90807

E. William George	John Brown Schools Foundation of California P. O. Box 7126 Long Beach, California 90807

Richard Hodges	Abilene Manor North 3309 Sherry Lane, #297 Abilene, Texas 79603

Robert Hyde	Hyde Construction Company P. O. Box 687 Jackson, Mississippi 39205

Robert Jackson	216 D & M Building 2446 Cee Gee Street San Antonio, Texas 78217

Kenneth Naramore	801 Rohan Avenue Gillette, Wyoming 82716

Marion Snider	John Brown University Siloam Springs, Arkansas 72761

Ralph Stephens	1685 Fernald Park Lane Santa Barbara, California 93108

John Storm	9444 Covemeadow Drive Dallas, Texas 75238

Field Wasson	Bratt-Wasson Bank Siloam Springs, Arkansas 72761

ARTICLE X

INCORPORATOR

The name and address of the incorporator is:

William A. French III	1700 Mercantile Dallas Building Dallas, Texas 75201

IN WITNESS WHEREOF, I have hereunto set my hand this the 8th day of December, 1978.

/s/ William A. French III
William A. French III

THE STATE OF TEXAS	X
X
COUNTY OF DALLAS	X

I, the undersigned Notary Public, do hereby certify that on the 8th day of December, 1978, personally appeared William A. French III, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements contained therein are true.

[Seal]
Notary Public in and for Dallas
County, Texas

My Commission Expires:

        4-30-79

STATEMENT OF CHANGE OF REGISTERED OFFICE AND

REGISTERED AGENT BY A TEXAS

DOMESTIC CORPORATION

1. The name of the corporation is JOHN BROWN BROADCASTING, INC.

2. The address, including street and number, of its present registered office as shown in the records of the Secretary of State of Texas prior to filing this statement is 1700 Mercantile Dallas Building, Dallas, Texas 75201.

3. The address, including street and number, to which its registered office is to be changed is 8500 A Kirby Drive, Houston, Texas 77054.

4. The name of its present registered agent, as shown in the records of the Secretary of State of Texas, prior to filing this statement is William A. French III.

5. The name of its new registered agent is Edward J. Mahoney.

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7. Such change was authorized by its board of directors.

/s/ John E. Brown, Jr.
John E. Brown, Jr., President

Notary Public in and for
the State of Arkansas

Sworn to	12-17-84	My Commission expires 1-1-92
(date)

(Notary Seal)

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

JOHN BROWN BROADCASTING, INC.

John Brown Broadcasting, Inc., a Texas corporation (the “Corporation”), acting pursuant to Article 4.04 of the Texas Business Corporation Act, does hereby execute these Articles of Amendment to the Articles of Incorporation of the Corporation:

FIRST:	The name of the Corporation is John Brown Broadcasting, Inc.

SECOND:	As of August 27, 1986, the following amendment to the Articles of Incorporation of the Corporation was adopted by the sole shareholder of the Corporation:

“Article I of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is Shamrock Broadcasting of Texas, Inc.”

THIRD:	1,000 shares of Common Stock, par value $1.00 per share, were outstanding and entitled to vote on the foregoing amendment.

FOURTH:	The holder of all shares outstanding and entitled to vote on the foregoing amendment voted for the foregoing amendment by written consent.

EXECUTED on August 29, 1986.

JOHN BROWN BROADCASTING, INC.

By

Title:	Secretary

STATEMENT OF CHANGE OF REGISTERED

OFFICE OR REGISTERED AGENT OR BOTH

BY A TEXAS DOMESTIC CORPORATION

1. The name of the corporation is SHAMROCK BROADCASTING OF TEXAS, INC.

2. The address, including street and number, of its present registered office as shown in the records of the Secretary of State of the State of Texas before filing this statement is 8500 A Kirby Drive, Houston, Texas 77054.

3. The address, including street and number, to which its registered office is to be changed is c/o C T Corporation System, 1601 Elm Street, Dallas, Texas 75201.

(Give new address or state “no change”)

4. The name of its present registered agent, as shown in the records of the Secretary of State of the State of Texas, before filing this statement is Edward Mahoney.

5. The name of its new registered agent is C T CORPORATION SYSTEM.

(Give new name or state “no change”)

6. The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7. Such change was authorized by: (Check One)

                A. The Board of Directors

        X     B. An officer of the corporation so authorized by the Board of Directors.

An Authorized Officer

(TEXAS - 2231 - 5/31/86)

To the Secretary of State

      of the State of Texas:

C T Corporation System, as the registered agent for the domestic and foreign corporations named on the attached list submits the following statement for the purpose of changing the registered office for such corporations, in the State of Texas:

1.	The name of the corporation is See attached list

2.	The post office address of its present registered office is c/o C T CORPORATION SYSTEM, 1601 ELM STREET, DALLAS, TEXAS 75201

3.	The post office address to which its registered office is to be changed is c/o C T CORPORATION SYSTEM, 350 N. ST. PAUL STREET, DALLAS, TEXAS 75201

4.	The name of its present registered agent is C T CORPORATION SYSTEM

5.	The name of its successor registered agent is C T CORPORATION SYSTEM

6.	The post office address of its registered office and the post office address of the business office of its registered agent, as changed, will be identical.

7.	Notice of this change of address has been given in writing to each corporation named on the attached list 10 days prior to the date of filing of this certificate.

Dated July 2, 1990.

C T CORPORATION SYSTEM

By

Its Vice President

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

SHAMROCK BROADCASTING OF TEXAS, INC.

Pursuant to the provisions of Art 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

ARTICLE ONE. The name of the corporation is Shamrock Broadcasting of Texas, Inc.

ARTICLE TWO. The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on September 5, 1997:

Article One of the Articles of Incorporation is hereby amended so as to read as follows: The name of the corporation is Chancellor Media/Shamrock Broadcasting of Texas, Inc.

ARTICLE THREE. The number of shares of the corporation outstanding at the time of such adoption was 1,000, and the number of shares entitled to vote thereon was 1,000.

ARTICLE FOUR. The holders of all of the shares outstanding and entitled to vote on said amendments have signed a consent in writing adopting said amendment.

Dated: October 17, 1997

SHAMROCK BROADCASTING OF TEXAS, INC.

By:	/s/ Omar Choucair
Omar Choucair
Its Vice President

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

CHANCELLOR MEDIA/SHAMROCK BROADCASTING OF TEXAS, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Chancellor Media/Shamrock Broadcasting of Texas, Inc.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the sole shareholder of the corporation on December 21, 1999:

Article One of the Articles of Incorporation is hereby amended so as to read in its entirety as follows: “The name of the corporation is AMFM Shamrock Texas, Inc.”

ARTICLE THREE

The number of shares of the corporation outstanding at the time of such adoption was 1,000, and the number of shares entitled to vote thereon was 1,000. None of such shares were entitled to vote as a class or series.

ARTICLE FOUR

The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing adopting said amendment.

Dated: January 14, 2000.

CHANCELLOR MEDIA/SHAMROCK BROADCASTING OF TEXAS, INC.

/s/ Kathy Archer
Kathy Archer, Senior Vice President

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697 (Form 401)	Filed in the Office of the Secretary of State of Texas Filing #: 45650800 03/12/2004 Document #: 55728270005 Image Generated Electronically for Web Filing

CHANGE OF REGISTERED AGENT/REGISTERED OFFICE

1.	The name of the entity is

AMFM SHAMROCK TEXAS, INC.

The file number issued to the entity by the secretary of state is 45650800.

2.	The entity is: (Check one.)

	☒	a business corporation, professional corporation, or professional association, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, as provided by the Texas Business Corporation Act.

	☐	a non-profit corporation, which has authorized the changes indicated below through its board of directors or by an officer of the corporation so authorized by its board of directors, or through its members in whom management of the corporation is vested pursuant to article 2.14C, as provided by the Texas Non-Profit Corporation Act.

	☐	a limited liability company, which has authorized the changes indicated below through its members or managers, as provided by the Texas Limited Liability Company Act.

	☐	a limited partnership, which has authorized the changes indicated below through its partners, as provided by the Texas Revised Limited Partnership Act.

	☐	a foreign limited liability partnership, which has authorized the changes indicated below, as provided by the Texas Revised Partnership Act.

	☐	an out-of-state financial institution, which has authorized the changes indicated below in the manner provided under the laws governing its formation.

3.	The registered office address as PRESENTLY shown in the records of the Texas secretary of state is 350 N. ST. PAUL STREET, DALLAS, TX, USA 75201

4.	☒	A. The address of the NEW registered office is: (Please provide street address, city, state and zip code. The address must be in Texas.)

701 Brazos Street, Suite 1050, Austin, TX, USA 78701

OR	☐	B. The registered office address will not change.

5.	The name of the registered agent as PRESENTLY shown in the records of the Texas secretary of state is CT CORP SYSTEM

6.	☒ A. The name of the NEW registered agent is:	Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR	☐B. The registered agent will not change.

7.	Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

8.	☒A. This document will become effective when the document is filed by the Secretary of State.

☐B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the Secretary of State. The delayed effective date is:

By:	Kenneth E. Wyker
(A person authorized to sign on behalf of the entity)

FILING OFFICE COPY